Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Global High Yield Corporate Bond ETF (ISHGHYG) iShares International High Yield Bond ETF (ISHHYXU)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income- European High Yield Portfolio
(BR-INC-EHY)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Corporate High Yield Fund, Inc. (HYT)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
05-19-2016

Security Type:
BND/CORP


Issuer
Hanesbrands Finance Luxembourg S.C.A.
(2024)

Selling
Underwriter
Barclays Capital Inc.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Barclays Capital Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated, HSBC
Securities (USA) Inc., J.P. Morgan
Securities LLC, BB&T Capital Markets, a
division of BB&T, Securities, LLC, PNC
Capital Markets LLC, SunTrust Robinson
Humphrey, Inc.



Transaction Details
Date of Purchase
05-19-2016

Purchase
Price/Share
(per share / %
of par)
euro100
or
$112.80

Total
Commission,
Spread or
Profit
1.50%


1.	Aggregate Principal Amount Purchased
(a+b)
euro25,000,000
or
$28,198,750

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
euro2,425,000 or
$2,735,278.75

b. Other BlackRock Clients
euro22,575,000
or
$25,463,471.25

2.	Aggregate Principal Amount of
Offering
euro500,000,000
or $563,975,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.05


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
05-25-2016

Global Syndicate Team Member




Approved by:
Betsy Mathews
Date:
05-25-2016

Global Syndicate Team Member